UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2022

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Heartland Boulevard, Edgewood, New York 11717
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CVU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 9, 2022, CPI Aerostructures, Inc. (the “Company”) entered into an indemnification agreement with Dorith Hakim, whose appointment to the positions of Chief Executive Officer and President and as a director is discussed in Item 5.02 below. The form of the Company’s standard indemnification agreement is included at Exhibit 10.29 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 9, 2022, Dorith Hakim, 57, was appointed by the board of directors of the Company to the positions of Chief Executive Officer and President and as a director. Ms. Hakim will also serve as Chief Executive Officer and President and as a director of each of the Company’s wholly-owned subsidiaries, Welding Metallurgy, Inc. and Compac Development Corporation.

Dorith Hakim has diverse and extensive experience in the aerospace industry. From March 2018 to August 2021, Ms. Hakim served as Group Vice President of Parker Hannifin Aerospace where she directed global supply chain for 11 divisions, 25 manufacturing sites and two joint ventures and was accountable for $1.9 billion of spending. From July 2017 to February 2018, Ms. Hakim was Vice President, Corporate Program Management and Operations Excellence at Triumph Group Inc. (“Triumph”) where she was responsible for implementing best practices in Program Management, delivery, and quality performance as well as continuous improvement for four divisions. From June 2016 to July 2017, Ms. Hakim was Vice President, Program Management Precision Components at Triumph responsible for major programs within seven operating companies and 22 sites, overseeing delivery and quality performance, proposal estimating, and customer contract negotiations. Ms. Hakim has a strong aftermarket background working for Sikorsky Aircraft Inc. as their Director of Aftermarket Operations from June 2015 to April 2016, where she directed overhaul and repair facilities, customer service, order management, material forecasting, forward stocking locations and material delivery functions supporting aircraft after delivery. From August 2010 to June 2015, Ms. Hakim was President & General Manager of Sikorsky Global Helicopters, Inc. where she managed fully integrated profit and loss including operations, continuous improvement, engineering, supply chain, facilities, health and safety, finance, and human resources to support the final assembly and flight operations for the S-92®, S-76® and Light Helicopter product lines and managed the completion center for all Sikorsky commercial aircraft. From November 2009 to August 2010, Ms. Hakim was Chief Procurement Officer at Vought Aircraft Inc. (“Vought”), where she was head of supply chain with an over $1 billion budget across six sites and two subsidiaries, a team of procurement/purchasing, material requirements planning, supplier quality, manufacturing engineering and quality engineering. From February 2009 to October 2009, Ms. Hakim was Director, Supply Chain Management-Integrated Aerosystems Division at Vought. Ms. Hakim also served in a number of capacities at Bell Helicopter for over 21 years including as a Program Director of helicopter product lines and as a Director of strategic sourcing and supply chain management. Ms. Hakim earned an Executive Master of Business Administration from Texas Christian University and a Bachelor of Arts, Business Administration and Finance from H.E.C. at the University of Montreal. She is certified as Six Sigma Black Belt and has received several executive leadership certifications. Ms. Hakim brings to our board of directors extensive experience in the aerospace industry and, among other things, expertise in program, product, supply chain, operations, manufacturing, and customer management.

Ms. Hakim will be paid an annual base salary of $350,000. She will participate in the Company’s annual short term cash and long term equity incentive plans where she will be eligible to earn up to 60% and 75%, respectively, of her annual base salary. Additionally, Ms. Hakim will receive a one-time equity award of $50,000 of restricted shares of the Company’s common stock, with the number of shares awarded determined by using the closing price of the common stock on the NYSE American Exchange on March 9, 2022 (“Shares”). The Shares will vest in two equal installments on March 9, 2023 and March 9, 2024. The Shares will be issued pursuant to the Company’s 2016 Long Term Incentive Plan.

In connection with her appointment as Chief Executive Officer and President and as a director, Ms. Hakim entered into a Severance and Change in Control Agreement with the Company. The Severance and Change in Control Agreement provides for varying types and amounts of payments and additional benefits upon termination of employment, depending on the circumstances of the termination:

Termination without cause.  If Ms. Hakim’s employment is terminated by the Company other than for cause (as defined in the Severance and Change of Control Agreement), then she will be entitled to (i) continued salary for 18 months, (ii) any earned cash bonus not yet paid for the preceding fiscal year, and (iii) a pro-rated cash bonus calculated using the prior year’s cash bonus amount. A non-competition provision will apply for 18 months as long as severance payments are being paid. Any unvested restricted stock will be forfeited and any unexercised options will expire.

Voluntary termination or termination for cause,. If Ms. Hakim voluntarily terminates her employment, or if the Company terminates her employment for cause, she will not be entitled to any severance payments and will not be bound by a non-compete provision, however she will still be bound by confidentially and non-disparagement obligations. Any unvested restricted stock will be forfeited and any unexercised options will expire.

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Termination for disability. If Ms. Hakim’s employment is terminated because of a disability (as defined in the Severance and Change in Control Agreement), then she will receive severance as if employment had been terminated by the Company without cause.

Termination following a change in control. If Ms. Hakim’s employment is terminated within 18 months following a change in control (as defined in the Severance and Change in Control Agreement) either (a) by the Company other than for cause or disability or (b) by Ms. Hakim for good reason (as defined in the Severance and Change in Control Agreement), she will be entitled to (i) her base salary earned through the date of termination, (ii) any earned cash bonus not yet paid for the preceding fiscal year, and (iii) a pro-rated portion of her annual cash bonus for the portion of the year she worked, assuming all applicable targets had been met. In addition, she will be entitled to a change in control payment in an amount equal to two times her total compensation (base salary plus cash bonus) for either the fiscal year most recently ended prior to the date of termination or the preceding fiscal year, whichever is the highest total compensation. Upon any change in control, all outstanding stock options and restricted stock will vest immediately. Health insurance and other fringe benefits will continue for a period of six months after termination. A non-competition provision will apply for six months.

The foregoing description of the Severance and Change in Control Agreement is qualified in its entirety by reference to the full text of the agreement which is attached hereto as Exhibit 10.1.

Ms. Hakim replaces Douglas McCrosson whose employment was terminated by the Company without cause and who resigned as a director on March 8, 2022. Mr. McCrosson will receive the severance payments set forth in the Severance and Change in Control Agreement he entered into with the Company on July 7, 2016, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 7, 2016.

On March 9, 2022, the Company issued a press release announcing Ms. Hakim’s appointment as Chief Executive Officer and President and as a director, which is included as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1 99.1	Severance and Change in Control Agreement, dated March 9, 2022, between the Company and Dorith Hakim. Press Release, dated March 9, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2022	CPI AEROSTRUCTURES, INC.

By: /s/ Andrew Davis
Andrew Davis
Chief Financial Officer

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